Calculation of Filing Fee Tables
S-1
CIMG Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.00001 per share	Other	900,000,000	$ 0.0475	$ 42,750,000.00	0.0001381	$ 5,903.77
Fees to be Paid	2	Equity	Common Stock underlying the Warrants (2)	Other	900,000,000	$ 0.0475	$ 42,750,000.00	0.0001381	$ 5,903.77
Fees to be Paid	3	Equity	Common Stock, $0.00001 par value per share, to be sold by the Selling Stockholders(3)	Other	11,000,000	$ 0.0475	$ 522,500.00	0.0001381	$ 72.16
Fees to be Paid	4	Equity	Common Stock, issuable upon conversion of converitble notes by the Selling Stockholders(3)	Other	16,000,000	$ 0.0475	$ 760,000.00	0.0001381	$ 104.96
Fees to be Paid	5	Equity	Common Stock, issuable upon the exercise of warrants by the Selling Stockholders(2)(3)	Other	16,000,000	$ 0.0475	$ 760,000.00	0.0001381	$ 104.96
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 87,542,500.00		$ 12,089.62
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 12,089.62
Offering Note
[1]	(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. (2) Pursuant to Rule 457(g) under the Securities Act, the registration fee for the shares of common stock issuable upon exercise of the warrants is calculated on the basis of the higher of (i) the exercise price of the warrants (0.015 per share) and (ii) the average of the high ($0.0649) and low ($0.03) prices of the underlying common stock on the OTC Markets as of March 23, 2026, a date within five business days prior to the initial filing of this registration statement, determined in accordance with Rule 457(c).

[2]	(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. (2) Pursuant to Rule 457(g) under the Securities Act, the registration fee for the shares of common stock issuable upon exercise of the warrants is calculated on the basis of the higher of (i) the exercise price of the warrants (0.015 per share) and (ii) the average of the high ($0.0649) and low ($0.03) prices of the underlying common stock on the OTC Markets as of March 23, 2026, a date within five business days prior to the initial filing of this registration statement, determined in accordance with Rule 457(c).

[3]	(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. (2) Pursuant to Rule 457(g) under the Securities Act, the registration fee for the shares of common stock issuable upon exercise of the warrants is calculated on the basis of the higher of (i) the exercise price of the warrants (0.015 per share) and (ii) the average of the high ($0.0649) and low ($0.03) prices of the underlying common stock on the OTC Markets as of March 23, 2026, a date within five business days prior to the initial filing of this registration statement, determined in accordance with Rule 457(c). (3) Represents shares of common stock being registered for resale pursuant to the resale prospectus that forms a part of this registration statement, consisting of (i) 11,000,000 issued and outstanding shares held by certain Selling Stockholders, (ii) 16,000,000 shares of common stock issuable upon conversion of outstanding convertible notes held by certain Selling Stockholders, and (iii) 16,000,000 shares of common stock issuable upon exercise of outstanding warrants held by certain Selling Stockholders.

[4]	(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. (2) Pursuant to Rule 457(g) under the Securities Act, the registration fee for the shares of common stock issuable upon exercise of the warrants is calculated on the basis of the higher of (i) the exercise price of the warrants (0.015 per share) and (ii) the average of the high ($0.0649) and low ($0.03) prices of the underlying common stock on the OTC Markets as of March 23, 2026, a date within five business days prior to the initial filing of this registration statement, determined in accordance with Rule 457(c). (3) Represents shares of common stock being registered for resale pursuant to the resale prospectus that forms a part of this registration statement, consisting of (i) 11,000,000 issued and outstanding shares held by certain Selling Stockholders, (ii) 16,000,000 shares of common stock issuable upon conversion of outstanding convertible notes held by certain Selling Stockholders, and (iii) 16,000,000 shares of common stock issuable upon exercise of outstanding warrants held by certain Selling Stockholders.

[5]	(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. (2) Pursuant to Rule 457(g) under the Securities Act, the registration fee for the shares of common stock issuable upon exercise of the warrants is calculated on the basis of the higher of (i) the exercise price of the warrants (0.015 per share) and (ii) the average of the high ($0.0649) and low ($0.03) prices of the underlying common stock on the OTC Markets as of March 23, 2026, a date within five business days prior to the initial filing of this registration statement, determined in accordance with Rule 457(c). (3) Represents shares of common stock being registered for resale pursuant to the resale prospectus that forms a part of this registration statement, consisting of (i) 11,000,000 issued and outstanding shares held by certain Selling Stockholders, (ii) 16,000,000 shares of common stock issuable upon conversion of outstanding convertible notes held by certain Selling Stockholders, and (iii) 16,000,000 shares of common stock issuable upon exercise of outstanding warrants held by certain Selling Stockholders.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date